Exhibit 10.16

                            AGREEMENT

     AGREEMENT, dated this 1st day of December 2004, between First Keystone Bank (the "Savings Bank"), a federally chartered savings bank, and Carol Walsh (the "Executive").


                           WITNESSETH:

     WHEREAS, the Executive is presently an officer of First
Keystone Financial, Inc. (the "Corporation") and the Savings Bank
(together, the "Employers");

     WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers;

     WHEREAS, the Employers currently have an agreement with the Executive dated May 26, 1999, which is being amended and superseded by this Agreement to reflect certain mutually agreed upon revisions, and in accordance with the provisions of Section 310 of the Thrift Activities Handbook ("Handbook") of the Office of Thrift Supervision ("OTS"), the Corporation and the Savings Bank desire to enter into separate agreements with the Executive relating to her employment by each of the Employers; and

     WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the severance benefits which shall be due the Executive by the Savings Bank in the event that her employment with the Savings Bank is terminated under specified circumstances.

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

     1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

     (a) Annual Compensation. The Executive's "Annual Compensation" for purposes of this Agreement shall be deemed to mean the highest level of base salary paid to the Executive by the Employers or any subsidiary thereof during any of the three calendar years ending during the calendar year in which the Date of Termination occurs.

     (b) Cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.
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     (c)  Change in Control of the Corporation.  The term "Change in Control of the Corporation" shall mean the occurrence of any of the following events:

          (i) approval by the stockholders of the Corporation of a transaction that would result and does result in the reorganization, merger or consolidation of the Corporation, with one or more other persons, other than a transaction following which:

               (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Corporation; and

               (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Corporation;

          (ii) the acquisition of all or substantially all of the assets of the Corporation or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of 20% or more of the outstanding securities of the Corporation entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Corporation of any transaction which would result in such an acquisition;

          (iii) a complete liquidation or dissolution of the Corporation or the Savings Bank, or approval by the stockholders of the Corporation of a plan for such liquidation or dissolution;

          (iv) the occurrence of any event if, immediately following such event, members of the Corporation Board of Directors who belong to any of the following groups do not aggregate at least a majority of the Corporation Board of
     Directors:

               (A) individuals who were members of the
     Corporation Board of Directors on the Effective Date of this Agreement; or

               (B) individuals who first became members of the Corporation Board of Directors after the Effective Date of this Agreement either:

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                    (1) upon election to serve as a member of the
     Corporation Board of Directors by the affirmative vote of two-thirds of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                    (2) upon election by the stockholders of the Corporation Board of Directors to serve as a member of the Corporation Board of Directors, but only if nominated for election by the affirmative vote of two-thirds of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination;

     provided that such individual's election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Corporation Board of Directors; or

          (v) any event which would be described in Section 1(c)(i), (ii), (iii) or (iv) if the term "Savings Bank" were substituted for the term "Corporation" therein and the term "Bank Board of Directors" were substituted for the term "Corporation Board of Directors" therein.

In no event, however, shall a Change in Control of the Corporation be deemed to have occurred as a result of any acquisition of securities or assets of the Corporation, the Savings Bank, or a subsidiary of either of them, by the Corporation, the Savings Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 1(d), the term "person" shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

     (d)  Code.  Code shall mean the Internal Revenue Code of
1986, as amended.

     (e)  Date of Termination.  "Date of Termination" shall mean
(i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and
(ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

     (f) Disability. Termination by the Savings Bank of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

     (g)  Good Reason.  Termination by the Executive of the
Executive's employment for "Good Reason" shall mean termination by the Executive based on:

     (i) Without the Executive's express written consent, the assignment by the Employers to the Executive of any duties which are materially inconsistent with the Executive's positions, duties, responsibilities and status with the Employers immediately prior to a Change in Control of the Corporation, or a material change in the Executive's reporting
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     responsibilities, titles or offices as an employee and as in effect immediately prior to such a Change in Control, or any removal of the Executive from or any failure to re-elect the Executive to any of such responsibilities, titles or offices, except in connection with the termination of the Executive's employment for Cause, Disability or Retirement or as a result of the Executive's death or by the Executive other than for Good Reason;

     (ii) Without the Executive's express written consent, a reduction by the Employers in the Executive's base salary as in effect on the date of the Change in Control of the Corporation or as the same may be increased from time to time thereafter or a reduction in the package of fringe benefits provided to the Executive;

     (iii)Any purported termination of the Executive's employment for Cause, Disability of Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or

     (iv) The failure by the Savings Bank to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 6 hereof.

     (h)  IRS.  IRS shall mean the Internal Revenue Service.

     (i) Notice of Termination. Any purported termination of the Executive's employment by the Savings Bank for Cause, Disability or Retirement or by the Executive for Good Reason shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Savings Bank's termination of Executive's employment for Cause, and (iv) is given in the manner specified in Section 7 hereof.

     (j)  Retirement.  Termination by the Savings Bank of the
Executive's employment based on "Retirement" shall mean voluntary termination by the Executive in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

     2. Benefits Upon Termination. If the Executive's employment by the Savings Bank shall be terminated subsequent to a Change in Control of the Corporation by (i) the Savings Bank other than for Cause, Retirement, or as a result of the Executive's death, or (ii) the Executive for Good Reason, then the Employers shall, subject to the provisions of Section 3 hereof, if applicable:

     (a) pay to the Executive, in twenty-four (24) equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash amount equal to two (2) times the Executive's Annual Compensation; and

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     (b)  maintain and provide for a period ending at the earlier of (i) two (2) years after the Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (b)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than retirement plans or stock compensation plans of the Employers), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (b) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employers arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

     3. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 2 hereof, either alone or together with other payments and benefits which Executive has the right to receive from the Savings Bank would constitute a "parachute payment" under Section 28OG of the Code, the payments and benefits payable by the Savings Bank pursuant to
Section 2 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 2 being non-deductible to the Savings Bank pursuant to Section 28OG of the Code and subject to the excise tax imposed under Section 4999 of the Code. The parties hereto agree that the payments and benefits payable pursuant to this Agreement to the Executive upon termination shall be limited to three times the Executive's Average Annual Compensation in accordance with the provisions of Section 310 of the Handbook. The determination of any reduction in the payments and benefits to be made pursuant to Section 2 shall be based upon the opinion of independent tax counsel selected by the Savings Bank's independent public accountants and paid for by the Savings Bank. Such counsel shall be reasonably acceptable to the Savings Bank and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. In the event that the Savings Bank and/or the Executive do not agree with the opinion of such counsel, (i) the Savings Bank shall pay to the Executive the maximum amount of payments and benefits pursuant to Section 2, as selected by the Executive, which such opinion indicates that there is a high probability do not result in any of such payments and benefits being non-deductible to the Savings Bank and subject to the imposition of the excise tax imposed under Section 4999 of the Code and (ii) the Savings Bank may request, and Executive shall have the right to demand that the Savings Bank requests, a ruling from the IRS as to whether the disputed payments and benefits pursuant to Section 2 hereof have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Savings Bank, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to Executive's approval prior to filing, which shall not be unreasonably withheld. The Savings Bank and Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled

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upon termination of employment other than pursuant to Section 2 hereof, or a reduction in the payments and benefits specified in
Section 2 below zero.

     4.    Mitigation; Exclusivity of Benefits.

     (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

     (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

     5. Withholding. All payments required to be made by the Savings Bank hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Savings Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

     6. Assignability. The Savings Bank may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Savings Bank may hereafter merge or consolidate or to which the Savings Bank may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Savings Bank hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

     7. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

     To the Savings Bank:     President
                              First Keystone Bank
                              22 West State Street
                              Media, Pennsylvania 19063

     To the Executive:        Carol Walsh
                              At the address last appearing on the personnel records of the Savings Bank

     8. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Savings Bank to sign on its behalf. No waiver by any party hereto at

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any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     9. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise the substantive laws of the Commonwealth of Pennsylvania.

          10.  Nature of Employment and Obligations.

     (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Savings Bank and the Executive, and the Savings Bank may terminate the Executive's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

     (b) Nothing contained herein shall create or require the Savings Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Savings Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Savings Bank.

     11.  Term of Agreement. This Agreement shall terminate two
(2) years after the date first above written; provided that on or prior to the first anniversary of the date first above written and each anniversary thereafter, the Board of Directors of the Savings Bank shall consider (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including Executive's performance as an employee) renewal of the term of this Agreement for an additional one (1) year, and the term of this Agreement shall be so extended unless the Board of Directors of the Savings Bank do not approve such renewal and provide written notice to the Executive, or the Executive gives written notice to the Savings Bank, thirty (30) days prior to the date of any such anniversary, of such party's or parties' election not to extend the term beyond its then scheduled expiration date; and provided further that, notwithstanding the foregoing to the contrary, this Agreement shall be automatically extended for an additional one (1) year upon a Change in Control of the Corporation.

     12. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     13. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     15. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, the obligations of the Savings Bank hereunder shall be suspended in the event

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that the FDIC prohibits or limits, by regulation or order, any payment hereunder pursuant to Section 18(k) of the FDIA
(12 U.S.C. Section 1828(k)).

     16. Regulatory Actions. The following provisions shall be applicable to the parties to the extent that they are required to be included in agreements between a savings association and its employees pursuant to Section 563.39(b) of the Regulations Applicable to all Savings Associations, 12 C.F.R. Section 563.39(b), or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement.

     (a) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Savings Bank's affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA")(12 U.S.C. Sections 1818(e)(3) and 1818(g)(1)), the Savings Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings.
If the charges in the notice are dismissed, the Savings Bank may, in its discretion: (i) pay Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (b) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Savings Bank's affairs by an order issued under Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. Sections 1818(e)(4) and
(g)(1)), all obligations of the Savings Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive and the Savings Bank as of the date of termination shall not be affected.

     (c)  If the Savings Bank is in default, as defined in
Section 3(x)(1) of the FDIA (12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive and the Savings Bank as of the date of termination shall not be affected.

     (d) All obligations under this Agreement shall be terminated pursuant to 12 C.F.R. Section 563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of the Savings Bank is necessary):
(i) by the Director of the OTS, or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Savings
Bank under the authority contained in Section 13(c) of the FDIA
(12 U.S.C. Section 1823(c)); or (ii) by the Director of the OTS, or his/her designee, at the time the Director or his/her designee approves a supervisory merger to resolve problems related to operation of the Savings Bank or when the Savings Bank is determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of the Executive and the Savings Bank as of the date of termination shall not be affected.

     17. Entire Agreement. This Agreement embodies the entire agreement between the Savings Bank and the Executive with respect to the matters agreed to herein. All prior agreements between the Savings Bank and the Executive with respect to the matters agreed to herein, including without limitation the Agreement between the Savings Bank and the Executive dated May 26, 1999, are hereby superseded and shall have no force or effect. Notwithstanding


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the foregoing, nothing contained in this Agreement shall affect the agreement of even date being entered into between the Corporation and the Executive.

          IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


Attest:                            FIRST KEYSTONE BANK


/s/ Elizabeth M. Mulcahy             By: /s/ Donald S. Guthrie
---------------------------              -------------------------------
Elizabeth M. Mulcahy                     Donald S. Guthrie
                                         President


Attest:                            EXECUTIVE


/s/ Elizabeth M. Mulcahy             By: /s/ Carol Walsh
--------------------------               --------------------------------
Elizabeth M. Mulcahy                     Carol Walsh, Individually






















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